Form of Underwriter Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [________________] [DATE THAT IS 180 DAYS FROM THE EFFECTIVE DATE OF THE OFFERING]. VOID AFTER 5:00 P.M., EASTERN TIME, [___________________] [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING].

THIS PURCHASE WARRANT MAY NOT BE TRADED IN THE PROVINCE OF BRITISH COLUMBIA, CANADA UNTIL [___________________] [DATE THAT IS FOUR MONTHS AND ONE DAY FROM THE EFFECTIVE DATE OF THE OFFERING], EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE THEREUNDER.

FRANKLY INC.

UNDERWRITER WARRANT

1. Underwriter Warrant. Frankly Inc., a British Columbia corporation (the “Company ”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [●] (“Holder”), as registered owner of this Underwriter Warrant, is entitled, at any time or from time to time from [________________] [DATE THAT IS ONE HUNDRED EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THE OFFERING] (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [____________] [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING] (the ”Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [____] common shares, no par value, of the Company (“Common Shares”), and up to [____] warrants, each to purchase one Common Share on the terms as described in the Prospectus (each, a “Warrant” and collectively, the “Warrants”). Until such time as the Warrants issued in the Offering have been redeemed pursuant to Section 7 of the Warrant Agreement (the “Redemption Date”), this Underwriter Warrant may only be exercised for Common Shares and Warrants in a fixed combination of one Common Share and one Warrant to purchase a Common Share (for ease of reference, only, a “Unit”) and each such Unit, a “Warrant Unit” and all such Units, the “Warrant Units”), subject to adjustment as provided in Section 6 hereof. From and after the Redemption Date, this Underwriter Warrant may only be exercised for Common Shares and references herein to Unit, Units, Warrant Unit and Warrant Units shall mean Common Shares. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Underwriter Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Underwriter Warrant. This Underwriter Warrant is initially exercisable at US$[___] per Unit [120% of the combined public offering price of the Common Shares and Warrants sold in the Offering]; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Underwriter Warrant shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. As used herein, “Effective Date” means the date on which the Company’s Registration Statement on Form S-1 (File No.: 333-214578) (the “Registration Statement”) is initially declared effective by the Securities and Exchange Commission (the “Commission”). Capitalized terms used herein have the respective meanings ascribed thereto in the prospectus, dated [●], 2017, included in the Registration Statement unless otherwise defined herein.

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2. Exercise.

2.1 Exercise Form. In order to exercise this Underwriter Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Underwriter Warrant and payment of the Exercise Price for the Warrant Units being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Underwriter Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. In lieu of exercising this Underwriter Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Warrant Units equal to the value of this Underwriter Warrant (or the portion thereof being exercised), by surrender of this Underwriter Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to Holder Warrant Units in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Warrant Units to be issued to Holder;
	Y	=	The number of Warrant Units for which the Underwriter Warrant is being exercised;
	A	=	The fair market value of one Unit; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Unit is defined as follows:

(i)	if the securities comprising a Unit are traded on a United States securities exchange, the value shall be deemed to be the closing prices of such securities on such exchange on the trading day prior to the exercise form being submitted in connection with the exercise of the Underwriter Warrant; or

(ii)	if the securities comprising a Unit are actively traded over-the-counter in the United States, the value shall be deemed to be the closing bid of such securities on the trading day prior to the exercise form being submitted in connection with the exercise of the Underwriter Warrant; if there is no active public market in the United States for any security comprising a Unit, the value of such security shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

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3. Transfer.

The registered Holder of this Underwriter Warrant agrees by his, her or its acceptance hereof, that such Holder will not sell, transfer, assign, pledge or hypothecate this Underwriter Warrant.

4. Registration Rights.

4.1 Demand Registration.

4.1.1 Grant of Right. Unless a registration statement covering the exercise of this Underwriter Warrant, the Warrant Units, the exercise of the Warrants and the sale of the Common Shares underlying the Units by the Holder is in effect and available (the “Registration Condition”), the Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Underwriter Warrants and/or the underlying securities (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Units underlying this Underwriter Warrant, including the Common Shares underlying the Warrants included in the Underwriter Warrant (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of four (4) years beginning on the Commencement Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Underwriter Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder shall be entitled to a demand registration under this Section 4.1.2 on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the effectiveness of the registration statement in accordance with FINRA Rule 5110(f)(2)(G)(iv).

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4.2 “Piggy-Back” Registration.

4.2.1 Grant of Right. In addition to the demand right of registration described in Section 4.1 hereof, unless the Registration Condition is satisfied, the Holder shall have the right, for the maximum period permitted by FINRA Rule 5110(f)(2)(G)(v), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Common Shares which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities.

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Underwriter Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2; provided, however, that such registration rights shall terminate on the sixth anniversary of the Commencement Date.

4.3 General Terms.

4.3.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 7(a) of the Underwriting Agreement between Roth Capital Partners, LLC and Joseph Gunnar & Co., LLC, as the representatives of the several Underwriters named therein (the “Representatives”), and the Company, dated as of June [●], 2017 (the “Underwriting Agreement”). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7(b) of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

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4.3.2 Exercise of Underwriter Warrant. Nothing contained in this Underwriter Warrant shall be construed as requiring the Holder(s) to exercise this Underwriter Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3 Documents Delivered to Holders. Unless the Registration Condition is satisfied, the Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) if such registration includes an underwritten public offering, an opinion of counsel to the Company, dated the date of the closing under any underwriting agreement related thereto, and (ii) if such registration includes an underwritten public offering, a “cold comfort” letter dated the effective date of such registration statement and a letter dated the date of the closing under the underwriting agreement, signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request in connection with the underwritten offering.

4.3.4 Underwriting Agreement. Unless the Registration Condition is satisfied, the Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and their intended methods of distribution.

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4.3.5 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.6 Damages. Should the registration or the effectiveness thereof required by Sections 4.1 and 4.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Underwriter Warrants to be Issued.

5.1 Partial Exercise. Subject to the restrictions in Section 3 hereof, this Underwriter Warrant may be exercised in whole or in part. In the event of the exercise hereof in part only, upon surrender of this Underwriter Warrant for cancellation, the Company shall cause to be delivered to the Holder without charge a new Underwriter Warrant of like tenor to this Underwriter Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Warrant Units purchasable hereunder as to which this Underwriter Warrant has not been exercised.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Underwriter Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Underwriter Warrant of like tenor and date. Any such new Underwriter Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Warrant Units underlying the Underwriter Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Shares is increased by a stock dividend payable in Common Shares or by a split up of Common Shares or other similar event, then, on the effective day thereof, the number of Warrant Units purchasable hereunder shall be increased in proportion to such increase in outstanding Common Shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Shares is decreased by a consolidation, combination or reclassification of Common Shares or other similar event, then, on the effective date thereof, the number of Warrant Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding Common Shares, and the Exercise Price shall be proportionately increased.

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6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Common Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Underwriter Warrant shall have the right thereafter (until the expiration of the right of exercise of this Underwriter Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Warrant Units obtainable upon exercise of this Underwriter Warrant immediately prior to such event; and if any reclassification also results in a change in Common Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Underwriter Warrant. This form of Underwriter Warrant need not be changed because of any change pursuant to this Section 6.1, and Underwriter Warrants issued after such change may state the same Exercise Price and the same number of Warrant Units as are stated in the Underwriter Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Underwriter Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Underwriter Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Common Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Underwriter Warrant providing that the holder of each Underwriter Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Underwriter Warrant) to receive, upon exercise of such Underwriter Warrant, the kind and amount of securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Warrant Units of the Company for which such Underwriter Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Underwriter Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Units upon the exercise of the Underwriter Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Warrant Units or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized securities, solely for the purpose of issuance upon exercise of the Underwriter Warrants, such number of Units, Warrants and Common Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Underwriter Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Underwriter Warrants and payment of the exercise price therefor, all securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Underwriter Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Warrant Units issuable upon exercise of the Underwriter Warrants to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Markets or any successor trading market) on which the Common Shares and Warrants issued to the public in the Offering may then be listed and/or quoted.

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8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Underwriter Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Common Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. Failure to give such notice shall not invalidate any such action.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Underwriter Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Underwriter Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

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If to the Holder:

[name]

[address]

Attn: [name]

Fax No.: [number]

If to the Company:

Frankly Inc.

333 Bryant Street, Suite 240

San Francisco, CA 94107

Attn: [name]

Fax No: [number]

9. Miscellaneous.

9.1 Amendments. The Company and the Representatives may from time to time supplement or amend this Underwriter Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Representatives may deem necessary or desirable and that the Company and the Representatives deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Underwriter Warrant.

9.3. Entire Agreement. This Underwriter Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Underwriter Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Underwriter Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Underwriter Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Underwriter Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Underwriter Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company irrevocably appoints [●], [address, phone and fax number], as its agent to receive service of process or other legal summons for purposes of any such proceeding that may be instituted in any court in the United States of America. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Underwriter Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Underwriter Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Underwriter Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Underwriter Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Underwriter Warrant, Holder agrees that, at any time prior to the complete exercise of this Underwriter Warrant by Holder, if the Company and the Representatives enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Underwriter Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Underwriter Warrant to be signed by its duly authorized officer as of the ____ day of ________________, 2017.

FRANKLY INC.

By:
Name:
Title:

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[Form to be used to exercise Underwriter Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Underwriter Warrant for ______ Warrant Units (the ““Warrant Units”)”) of Frankly Inc., a British Columbia corporation (the “Company”), and hereby makes payment of US$____ (at the rate of US$____ per Warrant Unit) in payment of the Exercise Price pursuant thereto. Please issue the Warrant Units as to which this Underwriter Warrant is exercised in accordance with the instructions given below and, if applicable, a new Underwriter Warrant representing the number of Warrant Units for which this Underwriter Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Warrant Units of the Company under the Underwriter Warrant for ______ Warrant Units, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Warrant Units to be issued to Holder;
	Y	=	The number of Warrant Units for which the Underwriter Warrant is being exercised;
	A	=	The fair market value of one Warrant Unit which is equal to US$_____; and
	B	=	The Exercise Price which is equal to US$______ per Warrant Unit

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Warrant Units as to which this Underwriter Warrant is exercised in accordance with the instructions given below and, if applicable, a new Underwriter Warrant representing the number of Warrant Units for which this Underwriter Warrant has not been converted.

Signature

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

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